TAX SHARING AGREEMENT
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                                    BETWEEN
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                            RALSTON PURINA COMPANY
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                                      AND
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                        AGRIBRANDS INTERNATIONAL, INC.
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     THIS AGREEMENT (the "Agreement") dated as of April 1, 1998 is made by and between RALSTON PURINA COMPANY ("Ralston"), a corporation organized under the laws of the State of Missouri, and Agribrands International, Inc. ("Agribrands"), a corporation organized under the laws of the State of Missouri.

     WHEREAS, Ralston is the common parent of an affiliated group of domestic corporations within the meaning of Section 1504(a) of the U. S. Internal Revenue Code of 1986, as amended (the "Code"), which group includes Agribrands (such corporations hereinafter referred to collectively as the "Ralston Domestic Subsidiaries" and individually as a "Ralston Domestic Subsidiary", and such affiliated group shall be referred to as the "Ralston Group");

     WHEREAS, Ralston is also the parent of certain directly or indirectly-owned foreign corporations (such corporations hereinafter referred to collectively as the "Ralston Foreign Affiliates", and individually as a "Ralston Foreign Affiliate"), as more specifically defined below.

     WHEREAS, Agribrands will become the common parent of an affiliated group of domestic corporations within the meaning of Code Section 1504(a) (such corporations hereinafter referred to collectively as the "Agribrands Domestic Subsidiaries" and individually as a "Agribrands Domestic Subsidiary", and such affiliated group shall be referred to as the "Agribrands Group");

     WHEREAS, Agribrands will also become the parent of certain directly or indirectly-owned foreign corporations (such corporations hereinafter referred to collectively as the "Agribrands Foreign Affiliates" and individually as the "Agribrands Foreign Affiliate"), as more specifically defined below.

     WHEREAS, Ralston intends to distribute to its shareholders all of its stock in Agribrands (the "Distribution") under the Agreement and Plan of Reorganization between Ralston and Agribrands dated April 1, 1998 (the "Plan of Reorganization") on April 1, 1998 (the "Distribution Date") subject to the receipt of a favorable ruling from the Internal Revenue Service ("IRS") that the Distribution qualifies as a tax-free distribution of stock of a controlled corporation under Code Section 355; and

     WHEREAS, Ralston and Agribrands believe that it is in their mutual best interests to set forth in this Agreement the rights and duties of each party with respect to various tax matters relating to the Agribrands Group and the Agribrands Foreign Affiliates, which may arise as a result of the Distribution.

     NOW, THEREFORE, in consideration of the premises and of the agreements herein set forth, Ralston, (on its own behalf and on behalf of the Ralston Domestic Subsidiaries and the Ralston Foreign Affiliates) and Agribrands (on its own behalf and on behalf of the Agribrands Domestic Subsidiaries and the Agribrands Foreign Affiliates), hereby agree as follows:

                           ARTICLE I.   DEFINITIONS

     (a)          Agribusiness.    Agribusiness shall mean Ralston's direct or
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indirect  ownership  of  (i)  the  international  business of the manufacture, distribution, and sale of feeds for commercial livestock, commercial poultry, laboratory animals, zoo animals, wild birds and game, and fish and shellfish raised in commercial aquaculture facilities; and operation of hatcheries; (ii) pet food manufacturing operations in Korea and sale and distribution of such locally manufactured pet food products; (iii) pet food manufacturing operations in Canada at Strathroy, Ontario, and the sale and distribution of such locally manufactured products; and (iv) all joint ventures involving or associated with the businesses described in (i) through (iii) above.

     (b)      Audit.  As used herein, the term "Audit(s)" shall mean any audit
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or  examination  undertaken  by  a  Tax  authority  with  respect  to  Taxes.

     (c)       Controversy.  As used herein, the term "Controversy(ies)" shall
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mean  any  action  involving  a  Tax  authority  before  any administrative or judicial body which results from a disagreed Tax adjustment proposed during the course of an Audit.

     (d)       Domestic.  As used herein to modify the terms "Tax", "Taxes" or
               --------
"Return", the term "Domestic" shall mean with respect to any U.S. federal, territorial, state or local government.

     (e)        Foreign.  As used herein to modify the terms "Tax", "Taxes" or
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"Return",  the  term "Foreign" shall mean with respect to any government which is  not  any  U.S.  federal,  territorial,  state  or  local  government.

     (f)          Agribrands  Foreign  Affiliate.  As used herein, "Agribrands
                  ------------------------------
Foreign Affiliate" shall mean any subsidiary which on the Distribution Date is owned directly or indirectly by Agribrands, and is incorporated under the laws of a government other than the United States, its states or territories.

     (g)      Former Agribusiness.  As used herein "Former Agribusiness" shall
              -------------------
mean all of the following international businesses and operations heretofore, but not currently, owned and conducted directly or indirectly by Ralston: (i) former international businesses of producing and distributing commercial feeds for livestock and poultry and rations for laboratory animals, zoo animals, and wild birds and game; and operation of hatcheries; (ii) former pet food manufacturing operations in Korea, and sale and distribution in Korea of pet foods formerly locally manufactured; (iii) poultry processing; (iv) finished poultry products; (v) manufacture and sale of silos; (vi) manufacture and distribution of livestock and poultry health products; (vii) commercial egg production (fertile and infertile); (viii) vitamins for human consumption;
(ix) raising of laboratory rats; (x) professional services in ocean sciences and technology; (xi) fishmeal processing; (xii) oilseed processing other than soy processing; (xiii) sale and lease of breeding hogs; (xiv) other businesses managed or directed by employees of the Agribusiness, other than cereal, baked goods, tuna processing, and soy protein businesses; and (xv) all joint ventures involving or associated with the businesses described in (i) through
(xiv)  above  or  the  Agribusiness.

all of the businesses and operations (i) heretofore, but not currently, conducted by any former or current member of the Agribusiness Group or by an Agribrands Foreign Affiliate, or (ii) currently conducted by any such former member or former Foreign Affiliate; except that the cereal business formerly conducted by Purina Korea, Inc. shall not be deemed a Former Agribusiness.

     (h)          Former  Ralston  Business.    As used herein "Former Ralston
                  -------------------------
Business" shall mean all businesses and operations heretofore, but not currently, directly or indirectly owned and conducted by Ralston, other than a Former Agribusiness.

     (i)       Ralston Business.  As used herein "Ralston Business" shall mean
               ----------------
all of the businesses owned, directly and indirectly, by Ralston and conducted immediately prior to the Distribution Date, other than the Agribusiness.

     (j)          Ralston Foreign Affiliate.  As used herein, "Ralston Foreign
                  -------------------------
Affiliate" shall mean any subsidiary which on the Distribution Date is owned directly or indirectly by Ralston, is incorporated under the laws of a government other than the United States, its states or territories, and is not a Agribrands Foreign Affiliate.

     (k)        Tax or Taxes.  As used herein, "Tax" or "Taxes" shall mean all
                ------------
taxes, however denominated, including any interest, penalties or other additions that may become payable, in respect thereof, that are imposed, (or with respect to Foreign Taxes allocated among the Ralston Business, the Agribusiness, any Former Ralston Business, or any Former Agribusiness currently or formerly conducted by a single Foreign Affiliate, the taxes that would have been imposed had the Agribusiness or Former Agribusiness been the sole business of a single Foreign Affiliate in accordance with Article III 1(b) hereof) by any governmental entity, whether foreign or domestic, federal, territorial, state or local, or any agency or political subdivision of any such governmental entity, including, but not limited to, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipt taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, value-added tax, and other governmental charges, and other government obligations of the same or of a similar nature to any of the foregoing, which any member of the Ralston Group or Agribrands Group, or any Ralston Foreign Affiliate or Agribrands Foreign Affiliate, is required to pay, withhold or collect.

     (l)       Tax Return or Return.  As used herein, "Tax Return" or "Return"
               --------------------
shall mean any return, filing, questionnaire, information report or other document required to be filed, including amended returns that may be filed, for any Tax period with any Tax authority (domestic or foreign) in connection with any Tax or Taxes (whether or not payment is required to be made with respect to such filing). As used herein, "Consolidated Tax Return" shall mean a U.S. federal income Tax Return described in Code Section 1501.

                         ARTICLE II.   DOMESTIC TAXES

1.         DOMESTIC TAXES - PREPARATION AND FILING OF TAX RETURNS, PAYMENTS OF
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TAXES,  ADJUSTMENTS,  AUDITS  AND  CONTROVERSIES.
   ---------------------------------------------

     (a)          (i)          Preparation and Filing of Domestic Return.  The
                               -----------------------------------------
preparation and filing of any Domestic Tax Return for Agribrands or the Agribrands Domestic Subsidiaries for any Tax period beginning on or prior to the Distribution Date shall be the responsibility of Ralston. Ralston shall consistently prepare and file such Domestic Tax Returns in accordance with its historical practices.

          (ii) Agribrands hereby designates, and Agribrands agrees to cause each of the Agribrands Domestic Subsidiaries to designate, Ralston irrevocably as its agent for the purpose of taking any and all action necessary or incidental to the filing of any Consolidated Return or any other Domestic Tax Return, as necessary for any Tax period beginning on or prior to the Distribution Date.

          (iii) The preparation and filing of any Domestic Tax Return for Agribrands or the Agribrands Domestic Subsidiaries for any Tax period beginning after the Distribution Date shall be the responsibility of Agribrands.

     (b)          Liability  for  Domestic  Taxes.
                  -------------------------------

          (i) Ralston shall be liable for, shall hold the Agribrands Group harmless against, and shall make payment of any Domestic Tax which is attributable to the Agribrands Group, for any and all Tax periods ending on or prior to the Distribution Date, including any such liabilities resulting from the Audit or other adjustment to previously filed Domestic Tax Returns. Ralston shall be entitled to any refund of such Domestic Taxes for any such Tax period.

          (ii) Agribrands shall be liable for, shall hold the Ralston Group harmless against, and make payment of any Domestic Tax due which is attributable to the Agribrands Group for all Tax periods beginning after the Distribution Date, and shall be entitled to any refund of such Taxes for any such Tax period.

          (iii) If, as a result of operations for periods commencing after the Distribution Date, Agribrands, or any Agribrands Domestic Subsidiary, shall have, for Domestic Tax purposes, any losses or credits which may be carried back to the Tax periods commencing prior to the Distribution Date, Agribrands shall be entitled to any refunds as a result of such carrybacks and any Tax refunds (plus interest) received by Ralston or the Ralston Domestic Subsidiaries as a result of such carrybacks shall be promptly remitted to Agribrands. Ralston agrees to cooperate with Agribrands to obtain such refunds and Agribrands agrees to reimburse Ralston for expenses related thereto.

     (c)          Domestic  Audits  and  Controversies.
                  ------------------------------------

          (i) Ralston shall exclusively control and direct any Tax Audit or Controversy as to any Domestic Taxes for a Tax period which begins on or prior to the Distribution Date. Agribrands, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Domestic Taxes for which Agribrands is liable in accordance with this Agreement, as determined by Ralston and Ralston shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Agribrands, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Ralston shall compromise or settle any such deficiency of Domestic Tax without the prior consent of Agribrands, Ralston shall hold Agribrands and any Agribrands Domestic Subsidiary harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

          (ii) Agribrands shall exclusively control and direct any Audit or Controversy with respect to any Domestic Taxes attributable to the Agribrands Group for a Tax period which begins after the Distribution Date. Ralston, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Domestic Taxes for which Ralston is liable in accordance with this Agreement, as determined by Ralston and Agribrands shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Ralston, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Agribrands shall compromise or settle any such deficiency of Domestic Tax without the prior consent of Ralston, Agribrands shall hold Ralston and any Ralston Domestic Subsidiary harmless against any losses, costs, or damages, including Taxes resulting from such Audit of Controversy.

     (d)          Domestic  Tax  Adjustments
                  --------------------------

          (i) If the IRS, or any state or local taxing authority, shall make an adjustment to any Domestic Tax Return of the Ralston Group, any Ralston Domestic Subsidiary, Agribrands, or any Agribrands Domestic Subsidiary for any Tax period beginning prior to the Distribution Date, and such adjustment (including adjustments to tax basis determination, a tax accounting method with respect to its property and accounts included in and carried forward from Ralston or the Ralston Domestic Subsidiaries prior to the Distribution Date), consistently applied would require Agribrands or the Agribrands Domestic Subsidiaries to make a corresponding adjustment to their Domestic Tax Returns for periods after the Distribution Date, then,

               (A) if such corresponding adjustment in a Domestic Tax Return of Agribrands or any Agribrands Domestic Subsidiary results in an actual diminution of any Domestic Taxes for such period, whether or not an actual amended return is filed, Agribrands shall pay Ralston the amount of such Domestic Tax either (I) when such refund and related interest are received and required to be remitted within the period provided in Article VI 3 hereof, or (II) within thirty (30) days of written notice by Ralston to Agribrands of such corresponding adjustment, if an amended return is not filed.

               (B) if such corresponding adjustment in a Domestic Tax Return of Agribrands or a Agribrands Domestic Subsidiary results in an increase of any Domestic Tax for Agribrands for such period, and an actual diminution of any Domestic Tax for Ralston, Ralston shall pay Agribrands the amount of such Domestic Tax, either due (I) when such refund and related interest are received and required to be remitted within the period provided in Article VI 3 hereof, or (II) within thirty (30) days of written notice by Agribrands to Ralston of such corresponding adjustment, if an amended return is not filed.

     (e)      Domestic Transfer Taxes.  Ralston shall pay any and all Domestic
              -----------------------
Taxes or similar charges required (or which may, in the future, be required) by federal, state, or local authorities upon, or by virtue of, (a) the Distribution and (b) the transfer of property to the Agribrands Group including the transfer of shares of stock of Agribrands Foreign Affiliates in connection with the Distribution.

     (f)          Domestic  Tax  Attributes.
                  -------------------------

          (i) Any Domestic Tax attribute generated by Ralston or Agribrands shall, to the extent permitted by the applicable law of the Tax jurisdiction in question, remain with Ralston or Agribrands, respectively, or the appropriate entity. In any case where the applicable law of the Tax jurisdiction in question requires such Tax attribute to be allocated between Ralston and Agribrands, such allocation shall be made as provided by the law of such jurisdiction.

          (ii) Any excess Foreign Tax credits of the Ralston Group, as of the Distribution Date, as finally determined by Ralston in accordance with Code Section 904, shall be allocated between the Ralston Group and the
Agribrands  Group,  in  accordance  with  Regs.    1.1502-79.

          (iii) Any earnings and profits of the Ralston Group as of the Distribution Date, as finally determined by Ralston, shall be allocated between the Ralston Group and the Agribrands Group in accordance with Regs. 1.312-10(a).

                         ARTICLE III.   FOREIGN TAXES

1.       PREPARATION AND FILING OF TAX RETURNS, PAYMENT OF TAXES, ADJUSTMENTS,
         ---------------------------------------------------------------------
AUDITS  AND  CONTROVERSIES.
 -------------------------

     (a)          Preparation  and  Filing  of  Foreign  Returns.
                  ----------------------------------------------

          (i) Agribrands shall be responsible for the preparation and filing of any Foreign Tax Return of any Agribrands Foreign Affiliate for all Tax Periods.

          (ii) Ralston shall be responsible for the preparation and filing of any Foreign Tax Return of any Ralston Foreign Affiliate for all Tax Periods.

     (b)          Liability  for  Foreign  Taxes.
                  ------------------------------

          (i) Subject to (A) the Foreign Transfer Taxes described in subparagraph (c) below, and (B) any Foreign Taxes with respect to the Italian Usufruct transaction described in the Agreement between Ralston Purina International, Inc. and Fiduciaria Shearson Lehman Brothers, SpA, dated December 4, 1989, Agribrands shall be liable for, shall hold the Ralston Group and the Ralston Foreign Affiliates harmless against, and shall make payment of, all Foreign Taxes attributable to the Agribusiness and Former Agribusiness, for any and all Tax periods commencing before, on, or after the Distribution Date, including any such liabilities resulting from an Audit or other adjustment to previously filed Tax Returns. Agribrands shall be entitled to any refund of such Foreign Taxes for any such Tax period. The allocation of any such Foreign Taxes among the Ralston Business, the Agribusiness, the Former Ralston Business or any Former Agribusiness, currently or formerly conducted by a single Ralston Foreign Affiliate, shall be determined in accordance with the books and records of Ralston and the Ralston Foreign Affiliate, as though the Agribusiness or Former Agribusiness were deemed to have been conducted as the sole business of a single Foreign Affiliate.

          (ii) Ralston shall be liable for, shall hold the Agribrands Group and the Agribrands Foreign Affiliates harmless against, and shall make payments of, all Foreign Taxes owed by any Ralston Businesses and Former Ralston Business, for any and all Tax Periods commencing before, on, or after the Distribution Date, including any such liabilities resulting from an Audit or other adjustment to previously filed Tax Returns. Ralston shall be entitled to any refund of such Foreign Taxes for any Tax period. The allocation of any such Foreign Taxes among the Ralston Businesses and the Agribusiness, the Former Ralston Business, or any Former Agribusiness conducted by a single Ralston Foreign Affiliate shall be in accordance with the books and records of Ralston and the Ralston Foreign Affiliate, as though the Agribusiness or Former Agribusiness were deemed to have been conducted as the sole business of a single Foreign Affiliate.

          (iii) If, in accordance with Article III 1(b), hereof, either Ralston or Agribrands is liable for any portion of the Foreign Taxes payable in connection with any Foreign Tax Return to be filed by the other, the party responsible for filing such Return (the "Preparer") shall prepare and deliver to the other party (the "Payor") a copy of such return and any schedules, work papers and other documentation then available that are relevant to the preparation of the portion of such return for which the Payor is or may be liable hereunder not later than the earlier of twenty (20) days prior to the due date for such Tax Return (including applicable extensions) (the "Due Date") or when the information is available in the normal course of business. The Preparer shall not file such return until the earlier of either the receipt of written notice from the Payor indicating the Payor's consent thereto, or five (5) days prior to the Due Date to ensure timely receipt of the return by the taxing jurisdiction.

                    The Payor shall have the option of providing to the Preparer, at any time at least ten (10) days prior to the Due Date, written instructions as to how the Payor wants any, or all, of the items for which it may be liable in full reflected on such Tax Return. Failure by the Payor to give written instructions at least ten (10) days prior to the Due Date shall constitute a waiver by the Payor of its right to provide instructions, to the extent such failure is prejudicial to the Preparer.

                    The Preparer shall, in preparing such Return, cause the items for which the Payor is liable hereunder to be reflected in accordance with the Payor's instructions unless the Preparer determines that such manner of reporting is in contravention of applicable law. In the absence of having received instructions from Payor, such items shall be reported in the manner determined by the Preparer, which is not in contravention of applicable law, and consistent with historic business practices, as applicable.

     (c)        Foreign Transfer Taxes.  Ralston shall pay any and all Foreign
                ----------------------
Taxes or similar charges required by any Foreign authorities upon, or by virtue of, any transfer of property contemplated under the Plan of Reorganization, including the transfer of shares of stock of Agribrands Foreign Affiliates to Agribrands in connection with the Distribution. Foreign Tax Returns required to be prepared and filed by Agribrands relating to the transfer of shares of stock of Agribrands Foreign Affiliates to Agribrands, must be provided to Ralston by Agribrands at least ten (10) days prior to the due date for such Tax Returns so that Ralston may timely make any payment of Foreign Transfer Taxes due with respect to such Foreign Tax Return.

     (d)          Foreign  Audits  and  Controversies
                  -----------------------------------

          (i) Agribrands shall exclusively control and direct any Audit or Controversy with respect to any Agribrands Foreign Affiliate. Ralston, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Foreign Taxes for which Ralston is liable in accordance with this Agreement. Agribrands shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Ralston, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event
Agribrands shall compromise or settle any such deficiency of Foreign Tax without the prior consent of Ralston, Agribrands shall hold Ralston and any Ralston Foreign Affiliate harmless against any losses, costs, or damages, including Taxes resulting from such Audit or Controversy.

          (ii) Ralston shall exclusively control and direct any Tax Audit or Controversy as to any Foreign Tax with respect to any Ralston Foreign Affiliate. Agribrands, however, shall have the right to participate in any such Audit or Controversy to the extent such Audit or Controversy would impact the Foreign Taxes for which Agribrands is liable in accordance with this Agreement. Ralston shall not consent to any resolution, compromise or conclusion of such Audit or Controversy without the written approval of Agribrands, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Ralston shall compromise or settle any such deficiency of Foreign Tax without the prior consent of Agribrands, Ralston shall hold Agribrands and any Agribrands Foreign Affiliate harmless against any losses, costs, or damages, including Taxes resulting from such compromise or settlement.

     (e)          Foreign  Tax  Attributes.
                  ------------------------

          Subject to subparagraph (c) above regarding Foreign Transfer Taxes, any Foreign Tax attribute generated by Ralston or Agribrands shall, to the extent permitted by the applicable law of the Tax jurisdiction in question, remain with Ralston or Agribrands, respectively, or the appropriate entity. In any case where the applicable law of the Tax jurisdiction in question requires such Tax attribute to be allocated between Ralston and Agribrands, such allocation shall be made as provided by the law of such jurisdiction. In the event the applicable law of the Tax jurisdiction requires that such Tax Attribute be allocated between the parties based on a method of allocation agreed to by the parties, Ralston and Agribrands shall apply an allocation method reasonably agreed to by both parties.

                           ARTICLE IV.   ARBITRATION

     For the purposes of this Agreement, all computations or recomputations of Tax liability, and all computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the tax liability, any loss or credit or deduction, statutory tax rate for a year, interest payments, and adjustments) and all determinations of payments or repayments, or determination of any other nature required to be made pursuant to this Agreement, shall be based on the assumptions and conclusions of the party making the computations. If either Ralston or Agribrands objects thereto in writing, addressed to the other party, the provisions of Article XI the Plan of Reorganization shall be applicable to resolve any issues under this Tax Sharing Agreement.

            ARTICLE V.   AGRIBRANDS POST-DISTRIBUTION TRANSACTIONS

     1. Agribrands shall, and shall cause each member of the Agribrands Group and each Agribrands Foreign Affiliate to comply with each representation and statement made, or to be made, to the IRS in connection with any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by the Plan of Reorganization. Neither Agribrands nor any member of the Agribrands Group shall for a period of three years following the Distribution Date engage in any of the following transactions, unless, in the sole discretion of Ralston, either (a) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Agribrands , the selection of which counsel is agreed to by Ralston or (b) a supplemental ruling is obtained from the IRS, in either case to the effect that such transactions would not adversely affect the tax consequences of the transactions described in Articles II and IV of the Plan of Reorganization to
(i) Ralston or any member of the Ralston Group, (ii) Agribrands or any member of the Agribrands Group, or (iii) the Ralston shareholders. The transactions subject to this provision include, but are not limited to: (i) making a material disposition (including transfers from one member of the Agribrands Group to another member of the Agribrands Group), by means of a sale or exchange of assets or shares of stock, a distribution to shareholders, or otherwise, of any of its assets (other than the transactions contemplated by this Agreement) except in the ordinary course of business; (ii) repurchasing any Agribrands Shares, unless such repurchase satisfies the requirements of
Section 4.05(1)(b) of Revenue Procedure 96-30, (iii) issuing any Agribrands shares of stock that in the aggregate exceeds twenty percent (20%) of the issued and outstanding stock of Agribrands immediately following the Distribution; (iv) liquidating or merging with any other corporation (including a member of the Agribrands Group); or (v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code. Agribrands hereby represents that neither Agribrands nor any member of the Agribrands Group has any present intention to undertake any of the transactions set forth in above, except as set forth in ruling request submitted to the IRS with respect to the Distribution.

     2. Ralston shall, and shall cause each member of the Ralston Group and each Ralston Foreign Affiliate to refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by the Agreement of Reorganization.

                    ARTICLE VI.   MISCELLANEOUS PROVISIONS

     1.     Mutual Cooperation.  Ralston and Agribrands shall, and shall cause
            ------------------
each of their Domestic Subsidiaries and Foreign Affiliates to, cooperate with each other in filing any Tax Returns or consent contemplated by this Agreement and to take such action as the other party may reasonably request, including but not limited to the following: (a) provide data for the preparation of Tax Returns, including schedules, and make elections that may be required by the other party; (b) provide required documents and data and cooperate in Audits or investigations of Tax Returns and execute appropriate powers of attorney in favor of the other party and/or its agents; (c) file protests or otherwise contest proposed or asserted tax deficiencies, including filing petitions for redetermination or prosecuting actions for refund in court, and pursuing the appeal of such actions; (d) take any of the actions of the type described in Regulation Section 1.1502-77(a) of the Code (describing the scope of the agency of the common parent of a group of affiliated corporations); and (v) file requests for the extension of time within which to file Tax Returns.

     2.     Maintenance of Books and Records.  Until the applicable statute of
            --------------------------------
limitations (including periods of waiver), or statute of similar import, has expired in accordance with laws governing Domestic or Foreign Taxes and Tax Returns, Ralston and Agribrands shall, and shall cause each Domestic Subsidiary and Foreign Affiliate to, retain all Tax workpapers and related materials used in its possession and under its control in the preparation of any Tax Return for Tax periods commencing prior to or on the Distribution Date.

     3.          Payment.    Failure  to  make any payment required under this
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Agreement  will  result  in  the  accrual of interest on such amount due.  Any interest payment required hereunder shall be calculated from the same date and at the rate used by the IRS, any foreign, state, or local tax authority, as applicable, in computing the interest payable by it or to it. Unless otherwise provided, all payments required to be made under this Agreement from one party to another shall be made within thirty (30) days after the event which gives rise to the requirement for payment occurs. Any payments made pursuant to this Agreement are to be adjusted in the event that future events or new information would, had they occurred or been known at the time of a payment, have altered the amount of such payment, so that at the time of such future events or knowledge of such information, appropriate adjustments shall be made retroactively to include the consequences of such event or information in the original computation.

     4.      Governing Law.  This Agreement shall be governed and construed in
             -------------
accordance with the laws of the State of Missouri and shall be binding on the successors and assigns of the parties hereto.

     5.          Entire Agreement.  Unless otherwise specified, this Agreement
                 ----------------
contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written agreements, memoranda, negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the parties hereto.

     6.     Controlling Agreement.  In the case of a conflict between the Plan
            ---------------------
of  Reorganization  and  this  Agreement,  this  Agreement  shall  control.

     7.     Counterpart.  This Agreement may be executed simultaneously in two
            -----------
or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              RALSTON  PURINA  COMPANY



                           BY  ___________________________________





                              AGRIBRANDS  INTERNATIONAL,  INC.



                           BY  ___________________________________




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